UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 6, 2005

PINNACLE ENTERTAINMENT, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-13641	95-3667491
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3800 Howard Hughes Parkway Las Vegas, Nevada	89109
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, including area code: (702) 784-7777

N/A

(Former name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (7 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Pinnacle Entertainment, Inc. (the “Company”) and Daniel R. Lee, the Company’s Chairman of the Board and Chief Executive Officer, previously had a four-year employment agreement effective April 10, 2002. On June 6, 2005, the Company and Mr. Lee entered into a three-year Amended and Restated Employment Agreement (the “Employment Agreement”), effective as of May 1, 2005, which amended and restated the original employment agreement. The Employment Agreement was approved by the Compensation Committee of the Company’s Board of Directors. The following summary provides an overview of the Employment Agreement; it is not a complete description of all terms of the agreement and is qualified in its entirety by the full text of the Employment Agreement which is filed herewith as Exhibit 10.1 and incorporated by reference herein.

Mr. Lee’s Employment Agreement has a term that commences on May 1, 2005 and, unless earlier terminated under certain circumstances, shall continue in force until April 30, 2008, with automatic one-year renewals commencing on May 1, 2007 and as of May 1 of each year thereafter unless either party gives notice of non-renewal at least 90 days prior to the next renewal date, provided that no such renewal period shall extend past Mr. Lee’s 65th birthday.

Mr. Lee’s annual salary, effective as of May 1, 2005, shall be at least $875,000 per year. The annual salary will be reviewed by the Compensation Committee of the Company’s Board of Directors no less frequently than annually and may be increased (but not decreased) at the discretion of the Board. Mr. Lee will be entitled to earn bonuses with respect to each year of the term up to 150% of his annual salary with a targeted bonus of 75% of his annual salary based upon meeting performance targets with respect to the Company’s earnings, before interest, taxes, depreciation and amortization that shall be established by the Compensation Committee in consultation with Mr. Lee. The parties contemplate that the setting of the targets and goals and the payment of bonuses will be done in such a manner as to qualify such bonuses as “performance based” compensation under Section 162(m) of the Internal Revenue Code.

Under the Employment Agreement, Mr. Lee is entitled to a grant of an option to purchase 600,000 shares of the Company’s common stock at an exercise price equal to the fair market value of such stock on the date of grant and a term of 10 years. The Employment Agreement specifies that such option will constitute an incentive stock option to the maximum extent permitted under the Internal Revenue Code and the remaining options will be non-qualified stock options. The previously-disclosed stock option granted to Mr. Lee on May 3, 2005 satisfies this requirement under the Employment Agreement. The stock option vests in five equal annual installments beginning on May 3, 2006 and is subject to accelerated vesting in certain circumstances. In addition, before the May 1, 2008 renewal date and at appropriate times thereafter, the Compensation Committee will review Mr. Lee’s long-term compensation and, in consultation with Mr. Lee, shall consider granting additional stock options to Mr. Lee. All vested stock options will terminate on the earlier of (a) expiration of the ten year term of such options or (b) one year after the termination of Mr. Lee’s employment, regardless of the cause of such termination, except that, in the event of a termination for cause or Mr. Lee’s termination without good reason, all vested options will terminate on the earlier of the expiration of the ten year term of such options or 90 days after the termination. As provided in the stock option agreement, unvested options will terminate on the termination of Mr. Lee’s employment, except to the extent that such options become vested as a result of such termination under the terms of the governing stock option agreement or the Employment Agreement.

If Mr. Lee’s employment (1) is terminated by the Company due to disability, (2) is terminated without cause or Mr. Lee terminates for “good reason” (as defined in the Employment Agreement) prior to a “change of control” (as defined in the Employment Agreement) or after 24 months following a “change of control,” or (3) is terminated without cause or he terminates for “good reason” on or within 24 months following a “change of control”, then, among other things, Mr. Lee is entitled to (a) receive an amount equal to a sum of not less than (i) his annual salary then in effect plus (ii) the greater of his targeted bonus for that year or the average of the actual annual bonuses paid to him in the three consecutive years prior to the year of termination, times (iii) the number of years and partial years remaining in the term disregarding any early termination thereof, but in no event less than a “specified percentage” of the sum of (i) and (ii) above, (b) a pro rata annual bonus for the year of termination based on the targeted bonus for such year and a continuation of health and disability insurance coverage, and (c) accelerated vesting of his outstanding stock options along the following schedule: 1/3 of his stock options will be vested if such termination occurs during the first year of the term, and 2/3 of his stock options will be vested if such termination occurs during the second year of the term, and all of his stock options will be vested if such termination occurs during the third year of the term. The “specified percentage” shall be 150% in the case of a termination under clauses (1) and (2) above and shall be 250% in the case of a termination under clause (3) above. The severance benefit in clause (a) above shall be paid in a lump sum in the event of a termination under clauses (1) and (3) above and over 18 months in the event of a termination under clause (2) above. If a change of control occurs and Mr. Lee’s employment is terminated by the Company without cause within 6 months prior to the date of any change of control or at the request of a potential acquiror, such termination will be deemed to have occurred after the change of control. The Employment Agreement also provides for continuation of health benefits coverage for Mr. Lee and his dependents and disability insurance coverage for him for specified periods following termination described in this paragraph. In the event of any termination described in this paragraph, Mr. Lee’s non-competition covenant would not be applicable and the no-hire-away covenant would be limited to six months from the date of termination.

If any payment or distribution that Mr. Lee may receive under the Employment Agreement or otherwise would constitute a change in control payment under Section 280G of the Internal Revenue Code which would subject him to an excise tax under Section 4999 of the Internal Revenue Code, Mr. Lee will be entitled to receive an additional tax gross-up payment from the Company in an amount such that after payment by him of all taxes (excluding any interest, additions, increases or penalties imposes with respect to the excise tax), including, without limitation any income taxes (except for any interest, additions, increases or penalties imposes with respect to the excise tax) and the excise tax imposed upon the payment or distribution and the gross-up payment, Mr. Lee is placed in the same tax position with respect to the payment or distribution as he would have been if the excise tax had never been enacted.

Certain non-competition, no-hire-away, and non-solicitation covenants apply to Mr. Lee for specified periods following the termination of his employment under certain circumstances.

The terms of the Company’s original employment agreement with Mr. Lee, which was amended and restated by the Employment Agreement, are briefly described in the Company’s Proxy Statement on Schedule 14A filed on April 4, 2005, which description is incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(c)	Exhibits.

Exhibit No.	Description
Exhibit 10.1	Employment Agreement, effective as of May 1, 2005, by and between Pinnacle Entertainment, Inc. and Daniel R. Lee.

SIGNATURES

Pursuant to the requirements of Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PINNACLE ENTERTAINMENT, INC.
(Registrant)

Date: June 10, 2005	By:	/s/ John A. Godfrey
John A. Godfrey
Executive Vice President, General Counsel and Secretary

INDEX TO EXHIBITS

Exhibit No.	Description
Exhibit 10.1	Employment Agreement, effective as of May 1, 2005, by and between Pinnacle Entertainment, Inc. and Daniel R. Lee.